Exhibit 99.1

501 Elliott Ave. W. #400 Seattle, WA 98119	T 206.282.7100 F 206.272.4010

KPMG S.p.A. Says It Was Not Independent With Respect To

Novuspharma S.p.A.

Reconta Ernst & Young S.p.A. re-audits Novuspharma S.p.A’s historical financial statements and issues unqualified opinion

July 13, 2004: Seattle, Washington—Cell Therapeutics, Inc. (CTI) (NASDAQ and Nuovo Mercato: CTIC) today announced that KPMG S.p.A. (KPMG) has informed CTI that KPMG no longer believes that it was independent under U.S. rules for auditor independence in connection with its audits of and reports on the financial statements of Novuspharma S.p.A. (Novuspharma) for the fiscal years ended December 31, 2003, 2002 and 2001 and the period from January 1, 1999 (inception) to December 31, 2003. CTI announced the completion of the merger of Novuspharma into CTI on January 2, 2004.

In connection with the merger and the listing of CTI’s common stock on the Nuovo Mercato, KPMG was required to, and did, audit the financial statements of Novuspharma, which had been prepared in compliance with U.S. generally accepted accounting principles (GAAP), in accordance with U.S. generally accepted auditing standards (GAAS) (in addition to those normally provided pursuant to Italian law and prepared in accordance with Italian generally accepted auditing and accounting standards) and issued an unqualified opinion thereon. During the relevant periods, KPMG was Novuspharma’s auditor, not CTI’s, and Novuspharma was an independent Italian publicly traded company.

The Securities and Exchange Commission (SEC) restricts the extent to which auditors may provide non-audit services, such as payroll services. An Italian affiliate of KPMG (KPMG Fides Fiduciaria S.p.A.) had provided certain payroll services to Novuspharma in calendar years ended December 31, 2003, 2002 and 2001. KPMG has informed CTI that it believes that the provision of those payroll services renders it not “independent” for the purposes of U.S. GAAS. KPMG has not notified CTI of any concerns with respect to those financial statements under U.S. GAAP and is taking no action with respect to its audit reports issued under Italian GAAS. Instead, it has asked CTI to inform investors and others that they should not rely on those financial statements or reports regarding Novuspharma to the extent those reports state or imply that KPMG was independent of Novuspharma during the relevant periods. Accordingly, investors and others should not rely on KPMG’s audit reports regarding Novuspharma included in CTI’s public filings (including the listing prospectus published in December 2003 in connection with the listing of CTI’s common stock on the Nuovo Mercato) to the extent that those audit reports imply that KPMG was independent of Novuspharma under U.S. independence rules during the relevant periods. These reports, to CTI’s knowledge, were dated March 12, 2004, August 6, 2003 and June 23, 2003.

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As soon as it learned of KPMG’s potential issues regarding independence, CTI engaged Reconta Ernst & Young S.p.A. (Ernst & Young), to reaudit the financial statements of Novuspharma for the fiscal years ended December 31, 2003, 2002 and 2001 and the period from January 1, 1999 (inception) to December 31, 2003. Ernst & Young completed the reaudit on July 9, 2004, and CTI has filed that audit report of Ernst & Young and refiled the financial statements of Novuspharma on a Form 8-K today (a copy of which will be made available at the offices of the Borsa Italiana (Italian stock exchange) and at CTI’s Italian office, as well as on the SEC’s website (http://www.sec.gov)). There were no changes in Novuspharma’s financial statements based on the reaudit.

Investors should focus on the following:

•	First, KPMG is not and has never been CTI’s auditor; and

•	Second, KPMG has not notified CTI of any concerns with respect to those financial statements under U.S. GAAP, and is taking no action with respect to its audit reports issued under Italian GAAS. Ernst & Young has reaudited the same periods and issued an unqualified independent auditor’s report on the same periods.

CTI is now in the position of having unqualified audit reports from each of these firms. The refiled Novuspharma financial statements do not differ from the previously filed financial statements except to correct typographical and grammatical errors and to update footnotes for factual changes. The underlying financial statements of Novuspharma for the relevant periods have not changed.

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About Cell Therapeutics, Inc.

Headquartered in Seattle, CTI is a biopharmaceutical company committed to developing an integrated portfolio of oncology products aimed at making cancer more treatable. For additional information, please visit www.cticseattle.com.

This press release includes forward-looking statements that involve a number of risks and uncertainties, the outcome of which could materially and/or adversely affect actual future results. Specifically, the risks and uncertainties that could affect actual future results include the risk factors listed or described from time to time in the Company’s filings with the SEC including, without limitation, the Company’s most recent filings on Forms 10-K, 8-K, S-3, S-4, and 10-Q.

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For further information please contact:

Investors	Media

Cell Therapeutics, Inc.	Cell Therapeutics, Inc.
Leah Grant	Candice Douglass
T: 206.282.7100 F: 206.272.4010	T: 206.272.4472 F: 206.272.4010
E: invest@ctiseattle.com	E: media@ctiseattle.com
www.cticseattle.com/investors.htm	www.cticseattle.com/media.htm

Cell Therapeutics, Inc. (Europe)
Karl Hanks
T: 39 026 103 5807 F: 39 026 103 5601
E: karl.hanks@ctimilano.com